UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 30, 2020

COTY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35964	13-3823358
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Fifth Avenue New York, NY		10118
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 389-7300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	COTY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

INTRODUCTORY NOTE

On November 30, 2020, Coty Inc. (the “Company” or “Coty”) completed the previously announced separation of its Professional Beauty (including Professional Hair, OPI and ghd) and Retail Hair businesses, which for the avoidance of doubt include the professional and Wella retail hair businesses in Brazil but exclude the Brazilian consumer beauty business (the “Professional Beauty Business”) from Coty and its subsidiaries (the “Separation”) to Waves UK Divestco Limited (“Newco”), pursuant to an amended and restated Separation Agreement, dated November 11, 2020 (the “Separation Agreement”), by and among the Company, Newco, Coty International B.V., a private limited liability company organized under the laws of the Netherlands (“Coty International”) and Rainbow UK Bidco Limited, a private limited company incorporated under the laws of England and Wales (“Purchaser”) and an affiliate of funds and/or separately managed accounts advised and/or managed by Kohlberg Kravis Roberts & Co. L.P. and its affiliates (“KKR”).

Following the Separation, on November 30, 2020, Coty International sold all of the ordinary shares, nominal value €0.01, of Newco (the “Newco Shares”) to Purchaser (the “Sale” and together with the Separation, the “Transactions”) for a combination of cash and stock in Purchaser’s indirect parent company, Rainbow JVCo Limited, a company incorporated under the laws of Jersey (“JVCo”), pursuant to an amended and restated Sale and Purchase Agreement, dated November 11, 2020 (the “Purchase Agreement”), by and among the Company, Coty International and Purchaser. Following the Sale, Rainbow Capital Group Limited, a company incorporated under the laws of Jersey (“Rainbow Capital”) and an affiliate of KKR, holds approximately 60% of the issued share capital of JVCo (the “JVCo Shares”) and the Company indirectly holds approximately 40% of the JVCo Shares.

Item 1.01	Entry Into a Material Definitive Agreement.

IP Cross-License Agreement

On November 30, 2020, immediately upon the completion of the Transactions (the “Completion”), Coty International and Wella International Operations Switzerland S.á.r.l. entered into an IP Cross-License Agreement (the “IP Cross-License”), pursuant to which each party granted to the other a perpetual, irrevocable, non-exclusive license to certain intellectual property, including certain specified patents and formulas allocated to each party pursuant to the Separation Agreement but used in the other party’s business. Such licenses are sublicensable to affiliates and third party service providers, subject to certain conditions, and in certain cases are subject to specified limitations on field of use and transferability. The IP Cross-License is not terminable and will continue in perpetuity, expiring with respect to each item of licensed intellectual property when no enforceable rights in such intellectual property remain. The IP Cross-License is assignable by each party in whole or in part to affiliates and certain successors, but is not otherwise assignable or transferable without consent of the counterparty.

The foregoing description of the IP Cross-License and the transactions contemplated thereby, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the IP Cross-License, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Shareholders’ Agreement

On November 30, 2020, immediately upon the Completion, the Company, Coty International, JVCo, Rainbow Capital, and Purchaser entered into a Shareholders’ Agreement (the “Shareholders’ Agreement”), which governs certain rights and obligations of Coty International and Rainbow Capital as holders of the JVCo Shares and the affairs of JVCo and its subsidiaries.

A description of the material terms of the Shareholders Agreement has been previously disclosed under Item 1.01 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 2, 2020 and is incorporated herein by reference. The foregoing description of the Shareholders’ Agreement and the transactions contemplated thereby, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Shareholders’ Agreement, which is attached as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information contained in the section above entitled “Introductory Note” is incorporated herein by reference. In connection with the Sale, and in consideration for the exchange of all of the outstanding equity interests of Newco, Purchaser paid the equivalent of approximately $4,122,920,340.71, consisting of $2,899,696,138.00 in cash and $1,223,224,202.71 in loan notes that are subsequently contributed for JVCo Shares comprising 11,988,036 ordinary shares, 372,581,265 A Preference Shares and 655,171,271 B Preference Shares. The consideration amount was determined pursuant to the terms and conditions of the Purchase Agreement. Following the Sale, Rainbow Capital held approximately 60% of the JVCo Shares and the Company indirectly held approximately 40% of the JVCo Shares.

In addition, KKR Rainbow Aggregator L.P. (“KKR Aggregator”) (an affiliate of funds and/or separately managed accounts advised and/or managed by Kohlberg Kravis Roberts & Co. L.P. and its affiliates) has in a separate transaction invested an aggregate of $1 billion directly into Coty through the issuance of Series B Convertible Preferred Stock, par value $0.01 per share, of the Company (the “Series B Preferred Stock”). The Series B Preferred Stock conveys to KKR Aggregator the right to designate two directors to the Company’s board of directors and voting rights on an as-converted basis. Assuming full conversion of the Series B Preferred Stock and no other changes to the Company’s capitalization (and including the impact of Accrued Dividends (as defined in the Series B Certificate of Designations), KKR Aggregator would be the second largest shareholder, with an approximate 17.9% stake.

On November 16, 2020, HFS Holdings S.á r.l. (“HFS”), a private limited liability company incorporated under the laws of Luxembourg that is beneficially owned by Peter Harf, a director of the Company, entered into a Purchase and Sale Agreement with KKR Aggregator and certain of its affiliated investment funds (the “Preferred Stock Sellers”), pursuant to which HFS agreed to purchase from the Preferred Stock Sellers, in exchange for an aggregate purchase price of $150,000,539 ($1,027 per share), 146,057 shares of Series B Preferred Stock that were issued on July 31, 2020 and all Accrued Dividends thereon the “Series B Purchase”). The Series B Purchase, which is subject to customary closing conditions, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, is expected to close on August 27, 2021.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Purchase Agreement, which was attached as Exhibit 2.2 to Coty’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 12, 2020 and incorporated herein by reference.

The Purchase Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about Coty, Purchaser, JVCo or Newco. The representations, warranties, covenants and agreements contained in the Purchase Agreement were made only for purposes of the Purchase Agreement, as of the specific dates therein, were solely for the benefit of the parties to the Purchase Agreement and the parties expressly identified as third-party beneficiaries thereto, as applicable (except as expressly provided therein), may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties, covenants and agreements therein or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the respective dates of the Purchase Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

Item 8.01	Other Events.

On December 1, 2020, the Company issued a press release announcing the completion of the transactions contemplated under the Separation Agreement and the Purchase Agreement. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the Exchange Act) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Registrant under the Securities Act of 1933 or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(b)

The assets and liabilities and the results of operations of the Professional Beauty Business were reported as discontinued operations in the audited consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2030 and Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2020. Accordingly, the Company has not provided pro forma financial statements in this Item 9.01.

(d) Exhibits.

Exhibit Number:	Description

2.1*	Amended and Restated Sale and Purchase Agreement, dated November 11, 2020, by and among Coty Inc., Coty International B.V. and Rainbow UK Bidco Limited (incorporated by reference to Exhibit 2.2 of Coty Inc.’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 12, 2020).

10.1*	IP Cross-License Agreement, dated as of November 30, 2020, by and between Coty International B.V. and Wella International Operations Switzerland S.á.r.l.

10.2*	Shareholders’ Agreement, dated as of November 30, 2020, by and between Coty Inc., Coty International B.V., Rainbow Capital Group Limited, Rainbow JVCo Limited and Rainbow UK Bidco Limited.

99.1	Press Release, dated December 1, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain schedules and exhibits have been omitted pursuant to Item 601 of Regulation S-K and the Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedules or exhibits upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coty Inc. (Registrant)

Date: December 1, 2020	By:	/s/ Kristin Blazewicz
Kristin Blazewicz Chief Legal Officer, General Counsel and Secretary